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                                                                Exhibit (n)(iii)



April 26, 2004


General American Separate Account Eleven
General American Life Insurance Company
501 Boylston Street
Boston, MA 02116


Ladies and Gentlemen:

     I hereby consent to the use of my name under the caption "Legal Matters" in the Statement of Additional Information contained in Post-Effective Amendment No. 6 to the Registration Statement on Form N-6 for Destiny, issued through General American Separate Account Eleven (File No. 333-83625).


                                             Very truly yours,

                                             /s/ Marie C. Swift

                                             Marie C. Swift
                                             Associate General Counsel
                                             Metropolitan Life Insurance Company